UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 25, 2006

COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

213 South Main Street
Hector, MN	55342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (320) 848-6231

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sections 1, 2, 4-8 are not applicable and therefore omitted.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On May 22 2006, Communications Systems, Inc. (the “Company”) publicly reported that management of the Company and its Audit Committee determined to defer filing the Company’s Quarterly Report on Form 10-Q for its first quarter ended March 31, 2006 until information related to a government investigation and related reviews publicly disclosed on March 15, 2006 could be gathered and assessed and the Company’s independent registered public accounting firm completed its review of the Form 10-Q as required by Rule 10-01 of Regulation S-X under the Securities Exchange Act of 1934.  The Company’s public announcement and related Report on Form 8-K also discussed that the failure to file the Form 10-Q was a deficiency under the rules of the American Stock Exchange (AMEX) where the Company’s common stock is traded.

On May 25, 2006 the Company received a letter from the AMEX advising the Company that because it had not filed its Form 10-Q report for the quarter ended March 31, 2006 it had not fulfilled a condition for continued listing of its securities as required by Sections 134 and 1101 of the AMEX Company Guide and was in material violation of its listing agreement with AMEX. In its May 25, 2006 letter AMEX advised the Company that, pursuant to Section 1003(d) of the Company Guide, AMEX was authorized to suspend and, unless prompt corrective action was taken, to remove the Company’s securities from AMEX.

The May 25, 2006 letter from AMEX also described procedures AMEX would follow to provide the Company with the opportunity to achieve compliance with AMEX’s continued listing standards.  In its letter the AMEX stated that, no later than June 8, 2006, the Company must submit a plan to AMEX as to actions the Company has taken and intends to take to achieve compliance with AMEX’s continued listing standards by July 6, 2006.  The Company intends to submit the plan AMEX has requested by the June 8 deadline.  If, after review by the Listings Qualifications Department of AMEX, the plan is accepted, the Company is advised that it will remain listed on AMEX until July 6, during which time, however, it will be subject to periodic review by AMEX staff to determine whether the Company is making progress consistent with the plan.  If the Company does not submit a plan, or submits a plan that is not accepted by AMEX, it will be subject to delisting proceedings.  If the plan is accepted, but the Company does not achieve compliance with AMEX’s continued listing standards by July 6, 2006, or the Company does not make progress consistent with the plan during the plan period, AMEX may initiate delisting proceedings as appropriate.

A copy of the letter from AMEX is attached hereto as Exhibit 99.1 and a copy of the Company’s press release announcing receipt of the letter is attached as Exhibit 99.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following are filed as exhibits to this Current Report:

Exhibit No.	Description of Exhibit
99.1	Letter from the American Stock Exchange (AMEX) dated May 25, 2006
99.2	Press Release issued May 31, 2006 reporting receipt of letter from AMEX

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By	/s/ Paul N. Hanson
Paul N. Hanson
Vice President and Chief Financial Officer